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                                                                    Exhibit 31.1

                                 CERTIFICATIONS


     I, Richard Herrington, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Civitas BankGroup, Inc.

2. Based on my knowledge, this Amendment No. 1 to Annual Report on Form 10-K does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment No. 1 to Annual Report on Form 10-K;

3. Based on my knowledge, the financial statements and other financial information included in this Amendment No. 1 to Annual Report on Form 10-K, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this Amendment No. 1 to Annual Report on Form 10-K;


Date: December 17, 2004


                                       By: /s/ Richard Herrington
                                           ---------------------------
                                       Name:  Richard Herrington
                                       Chief Executive Officer